UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF NEW YORK

-------------------------------- X
In re:                           :
                                 :
APPONLINE.COM, INC., ISLAND      :      Chapter 11
MORTGAGE NETWORK, INC. and       :      Jointly Administered
ACTION ABSTRACT, INC.,           :      Case No. 800-84686-478
                                 :               800-84687-478
                                 :               800-85007-478
                                 :
                                 :
                                 :
                    Debtors.     :
-------------------------------- X
MARY R. BLANTON,                 :
THOMAS F.                        :
SACHSE, and                      :      Adv. Pro. No. 01-8096
MICHELLE SACHSE,                 :
                    Plaintiffs,
                                 :
        - against -              :
                                 :
IMN FINANCIAL CORP. OF MELVILLE, :
ISLAND MORTGAGE NETWORK, INC.,   :
APPONLINE.COM, INC., NATIONAL    :
SETTLEMENT SERVICES              :
CORPORATION, STATE BANCORP,      :
INC., STATE BANK OF LONG ISLAND, :
MATRIX BANCORP, INC., and MATRIX :
CAPITAL BANK,                    :
                                 :
                    Defendants.  :
-------------------------------- X

                           SECOND AMENDED COMPLAINT
                           ------------------------

         NOW COME Plaintiffs, complaining of Defendants, and allege and say:

                                     PARTIES

         1. At the times complained of herein, Plaintiffs were citizens and residents of Rowan County, North Carolina.

         2. Upon information and belief, IMN Financial Corp. of Melville ("IMN Financial Corporation") AppOnline.com, Inc., and Defendant National Settlement Services Corporation ("National") are each corporations organized and existing under the laws of the State of Delaware. Island Mortgage Network, Inc. ("Island Mortgage"), National Settlement Services, Inc., and Defendant State Bancorp, Inc. are each corporations organized and existing under the laws of the State of New York. Upon information and belief, at all times complained of herein, Defendant State Bancorp, Inc. was the parent of Defendant State Bank of Long Island ("State Bank"), and State Bank acted with the assent of, for the benefit of, and under the control of Bancorp, Inc. and was expressly or implicitly authorized to do so by the same. Upon information and belief, National Settlement Services Corporation and National Settlement Services, Inc. may be the same entity.

         3. Upon information and belief, Island Mortgage Network, Inc., AppOnline.com, Inc., and Defendant National Settlement Services Corporation are all companies affiliated with IMN Financial Corporation, a holding company. Upon information and belief, at all times complained of herein, the aforementioned entities acted with the assent of, for the benefit of, and under the control of IMN Financial Corporation and as expressly or implicitly authorized agents of the same.

         4. Upon information and belief, Defendant Matrix Bancorp, Inc. is a Colorado corporation engaged in the mortgage wholesale business, and Matrix Capital Bank is a subsidiary of the same with an office and principal place of business in Las Cruces, New Mexico. These entities are hereinafter referred to as "Matrix."

         5. Upon information and belief, Island Mortgage Network, Inc. ("Island Mortgage") was doing business as a mortgage banker in North Carolina, licensed to do business in North Carolina, and registered with the North Carolina Secretary of State as a foreign corporation at all times complained of herein.

         6. At all times complained of herein, Island Mortgage held itself out as being approved by the United States Department of Veterans Affairs (the "V.A.") to provide residential real estate loans and was a V.A.-approved lender for residential real estate mortgages in North Carolina.

                                BACKGROUND FACTS
                                ----------------

         7. Early in the year 2000, Plaintiffs Thomas F. Sachse and Michelle Sachse (the "Sachses") became interested in purchasing certain residential real property located at 745 Dukeville Road, Salisbury, North Carolina (the "Property"). They retained the legal services of Plaintiff Mary R. Blanton, an attorney, ("Blanton") to assist them with the purchase of the Property.

         8. The Sachses applied for a VA-guaranteed loan through Island Mortgage Network Inc.'s online application site at AppOnline.com. The Sachses were subsequently approved for a VA-guaranteed loan with a principal balance of $111,078.00 (the "Loan").

         9. On or about the morning of June 16, 2000, Blanton received a closing package from Island Mortgage. Enclosed in the package was one check in the net amount of $107,981.07 (the "First Check") made payable to Mary Blanton to fund the Loan. The payor on said check was National Settlement Services Corp., and the check was drawn on National's account with the State Bank of Long Island and dated June 15, 2000. A true and accurate copy of the First Check is attached hereto as Exhibit A.

         10. Later, on or about June 16, 2000, a real estate loan closing occurred at the Law Offices of Mary R. Blanton & Associate, 228 W. Council Street, Salisbury, North Carolina, (the "Closing"). At the Closing, the sellers of the Property executed a Deed conveying the same to the Sachses. The Deed was recorded that day in Deed Book 883, Page 309 of the Rowan County Registry. A true and accurate copy of said Deed is attached hereto as Exhibit B.

         11. At the Closing, the Sachses signed a Promissory Note in the amount of $111,078.00 in favor of Island Mortgage (the "Promissory Note") in exchange for the financing that they believed they would receive from Island Mortgage. A true and accurate copy of the

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Promissory Note is attached hereto as Exhibit C. The Promissory Note was to be secured by a Deed of Trust executed the same day (the "Deed of Trust"). Under the terms of the Deed of Trust, the Sachses purportedly conveyed legal title to the Property to Island Mortgage as trustee to be held for the benefit of Island Mortgage as beneficiary. The Deed of Trust was recorded in Deed Book 883, Page 310 of the Rowan County Registry on June 16, 2000. A true and accurate copy of the Deed of Trust is attached hereto as Exhibit D.

         12. After recordation of the Deed and Deed of Trust, the First Check was deposited into Blanton's trust account. Blanton then disbursed funds related to the Closing.

         13. On or about June 16, 2000, Blanton sent the original Promissory Note to Island Mortgage via Federal Express. On or about June 20, 2000, Blanton sent the Deed of Trust to Island Mortgage via Federal Express.

         14. On or about June 21, 2000, Blanton received a Federal Express package from National. Enclosed in said package was a letter written by one Michael Scott of National and dated June 20, 2000. Also enclosed in said package was a check in the amount of $107,981.07, made payable to Mary Blanton, drawn on National's account with State Bank of Long Island, and dated June 20, 2000 (the "Second Check"). A true and accurate copy of the Second Check is attached hereto as Exhibit E. The letter stated in part,

         Please accept this check as a replacement for [the First Check] ... that was previously sent to you for a payoff, due to a clerical error in matching the funding numbers, there was a stop payment placed on the first check.

A true and accurate copy of said letter is attached hereto as Exhibit F.

         15. On or about June 27, 2000, Blanton received another package from National. Enclosed in said package was another letter written by Michael Scott of National and dated June 26, 2000. Also enclosed in said package was a check in the amount of $107,981.07, made payable to Mary Blanton, drawn on National's account with State Bank of Long Island, and dated June 26, 2000 (the "Third Check"). A true and accurate copy of the Third Check is attached hereto as Exhibit G. Like the June 20 letter from National to Blanton, the second letter from Scott stated in part,

         Please accept this check as a replacement for [the Second Check] ... that was previously sent to you for a payoff, due to a clerical error in matching the funding numbers, there was a stop payment placed on the first check.

A true and accurate copy of said letter is attached hereto as Exhibit H.

         16. On or about June 30, 2000, Defendant State Bank of Long Island stopped payment on the Third Check.

         17. Beginning on or about June 21, 2000, Blanton made numerous attempts to contact Island Mortgage, National, and State Bank of Long Island regarding the aforementioned stop payments that had been issued on the First Check, Second Check, and Third Check. She was unable to contact anyone regarding said checks and stop payments.

         18. Upon information and belief, the New York Banking Commission suspended Island Mortgage's license on or about June 30, 2000. See Exhibit I. Upon information and belief, at the time of the suspension, Island Mortgage had collected fees from consumers in connection with roughly $150,000,000 in loans that had vet to close. Upon information and belief, over 700 loans were involved.

         19. Blanton had to obtain a line of credit of her own personal funds to cover the disbursements from her trust account and to fund the Loan. See Exhibit J, attached hereto. In fact, Blanton funded the Loan in its entirety out of her own personal funds because no good funds were ever delivered to her by Island Mortgage or any other Defendant. Thus, although the Promissory Note purports to show Island Mortgage as lender, Island Mortgage never paid any consideration in exchange for the Promissory Note. Island Mortgage and National engaged in similar conduct with respect to a residential real estate closing in Mecklenburg County, North Carolina. In that case, National drafted a total of four loan checks from its account with State Bank of Long Island. These checks were purportedly sent to pay the net amounts Island Mortgage was supposed to loan certain Mecklenburg County residents so that they could purchase residential property. True and accurate copies of the checks are attached hereto as Exhibits U, V, W, and X. National initially sent two checks and then stopped payment on the same shortly thereafter. National then sent two more checks and stopped payment on those checks shortly thereafter, too. Upon information and belief, National and/or Island Mortgage repeated this practice with respect to borrowers across the United States, writing checks from at least one State Bank account and stopping payments on the same. Upon information and belief, National and/or Island Mortgage would issue a series of checks drawn on at least one account at State Bank of Long Island, stop payment on the same, then issue another check for exactly the same amount and to the same person or entity, and stop payment on the same shortly thereafter. Sometimes, as in the instant case, this pattern would be repeated multiple times. This pattern was part of Defendant's scheme to defraud lenders.


         20. On or about July 6, 2000, the Sachses received a letter dated July 5, 2000 and written by Yolanda S. Byford, as Matrix Underwriter/Operations Supervisor at the time ("Ms. Byford"). Said letter stated in pertinent part that "This is to inform you that Matrix Capital Bank has purchased your mortgage loan from Island Mortgage Network, Inc.," and directed the Saches to make their payments to Matrix, effective July 2000. A true and accurate copy of said letter is attached hereto as Exhibit K.

         21. Blanton contacted Ms. Byford on July 6, 2000, to inform her that Island Mortgage had failed to fund the Loan. Ms. Byford stated that Matrix knew there were problems with funding of Island Mortgage loans as early as June 9, 2000. She also stated that Matrix had suspended its funding line with Island Mortgage and had made a request at that time that the State of New York suspend Island Mortgage's license.

         22. Upon information and belief, on or about July 7, 2000, Matrix itself executed a purported Assignment of Mortgage, by which Matrix attempted to assign Island Mortgage's purported interest in a "Mortgage executed by and between ISLAND MORTGAGE NETWORK, INC. and THOMAS SACHSE AND MICHELLE SACHSE" to Matrix. Said document was signed by Matrix as "Attorney in Fact" for Island Mortgage. A true and accurate copy of the document is attached hereto as Exhibit L.

         23. Blanton made demand upon IMN Financial Corp. of Melville, Island Mortgage, AppOnline.com, Inc.,and National for immediate funding of the Loan or for cancellation of the Deed of Trust and the Promissory Note and return of said lien-documents to her office. True and accurate copies of the demand letters sent by Blanton to these entities are attached hereto as Exhibits M, N, O, and P.

         24. Blanton subsequently made demand upon Matrix to fund the Loan. True and accurate copies of Blanton's demand letters are attached hereto as Exhibits Q, R, S, and T. Matrix informed Blanton that it had delivered $110,706.00 to an entity called Action Abstract. That amount was never forwarded to Blanton. Blanton has no information as to what Action Abstract did with Matrix's funds. Action Abstract was not the lender. Matrix did not deliver its funds to Island Mortgage and did not deliver its funds to Blanton.

         25. Upon information and belief, AppOnline.com, Inc., and Island Mortgage filed a petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code on or about July 19, 2000. Upon information and belief, over the course of several months preceding the filing of said petitions, State Bank allowed Island Mortgage and/or National to be overdrawn on its accounts by millions of dollars. Upon information and belief, State Bank knew that Island Mortgage engaged in the pattern of requesting stop payments on checks described above and knew that Island Mortgage was defrauding its customers. Furthermore, upon information and belief, State Bank accepted a transfer of several million dollars from Island Mortgage within a few days preceding the filing of the aforementioned bankruptcy petition.

                             FIRST CLAIM FOR RELIEF
                             ----------------------
                              (Breach of Contract)

         26. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 25 of this Complaint.


         27. AppOnline.com, Inc., and Island Mortgage contracted with the Sachses to fund the Loan in exchange for the Promissory Note and Deed of Trust so that the Saches could purchase the Property. National agreed to pay consideration in exchange for said Promissory Note and Deed of Trust.

         28. AppOnline.com, Inc., Island Mortgage, and National failed to fund the Loan even though the Sachses signed the Promissory Note and Deed of Trust. Island Mortgage and National failed to deliver good funds to Blanton, even though she complied with Island Mortgage's closing instructions.

         29. Accordingly, AppOnlinecom, Inc., Island Mortgage, and National have breached the aforementioned contract with the Plaintiffs, and the Plaintiffs are entitled to recover damages from Defendant National Settlement Services Corporation for breach of contract.



                             SECOND CLAIM FOR RELIEF
                             -----------------------
                                     (Fraud)

         30. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 29 of this Complaint.

         31. Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation falsely represented to Plaintiffs that said entities were able to fund the Loan and would fund the Loan in exchange for the Promissory Note, the Deed of Trust, and certain loan origination fees. This representation was material to the Sachses' decision to sign the Promissory Note and Deed of Trust. Without assurance of payment in return, the Sachses would not have signed the aforementioned documents. This representation was material to Blanton's decision to deposit the First Check into her trust account and make disbursements from said account based on provisional credit. Without the representation, Blanton would not have done so.

         32. The aforementioned representation was made on several occasions. It was made when the Sachses visited the AppOnline.com, Inc. website. It was made by various employees of Island Mortgage, including, but not limited to, Tina Taborsky, who signed documents included in the Closing package received by Blanton on or about June 16, 2000. Among those documents were Closing Instructions and Information and a Closing Scheduling Notice, each of which was signed by Tina Taborsky and true and accurate copies of which are attached hereto as Exhibits U and V, respectively. The representation was also made by Kathleen A. Peterson, who stamped the Promissory Note with a blank assignment clause as Assistant Secretary of Island Mortgage. Said Promissory Note was received by Blanton on or about June 16, 2000. The representation also was made in the form of the First Check, which was signed by an agent of National and was also received by Blanton on or about June 16, 2000. Prior to recording the Deed of Trust or disbursing loan funds, Blanton obtained the required "funding number" from Island Mortgage and wrote the same on the First Check as instructed by Denise Bilski, the funding clerk of Island Mortgage.

         33. The aforementioned representation by said entities was false and made intentionally, willfully and wantonly. Upon information and belief, Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation lacked the ability to fund the Loan and/or never intended to fund the Loan. In fact, said entities never funded the Loan.

         34. Upon information and belief, Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation knew the aforementioned representation was false or made the representation recklessly without regard to its truth or falsity.

         35. By making the aforementioned false representation, Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation intended to deceive the Sachses into executing the Promissory Note and Deed of Trust in favor of Island Mortgage. Said entities also intended to deceive Blanton into closing the loan transaction between Island Mortgage and the Sachses and disbursing funds therefor.

         36. The aforementioned false representation was material to the Closing. Plaintiffs justifiably relied on the aforementioned false representation. The Sachses signed the Promissory Note and Deed of Trust. Blanton closed the loan transaction between Island Mortgage and the Sachses and disbursed funds therefor.

         37. As a consequence of the aforementioned false representation, the Sachses were damaged, signing the Promissory Note and Deed of Trust and paying certain loan origination fees to Island Mortgage but receiving no money from Island Mortgage therefor. Additionally, the Sachses may have lost the guarantee of the United States Department of Veterans Affairs. Blanton was also damaged as a consequence of the misrepresentation; she was compelled to expend her personal funds to fund the Loan. As a result of the misrepresentation, Island Mortgage was able to obtain the Promissory Note and Deed of Trust without paying therefor.

         38. Accordingly, Plaintiffs are entitled to recover damages in an amount in excess of $10,000 from Defendant National Settlement Services Corporation for fraud.

                             THIRD CLAIM FOR RELIEF
                             ----------------------
                          (Negligent Misrepresentation)

         39. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 38 of this Complaint.

         40. Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation misrepresented to Plaintiffs that Island Mortgage had the ability to fund and would fund the Loan in exchange for the Promissory Note and Deed of Trust. Said misrepresentation was made at the time and place and in the manner and by the individuals alleged hereinabove.

         41. Said misrepresentation was made in the course of the business of Island Mortgage Network, Inc., AppOnlinecom, Inc., and National Settlement Services Corporation.

         42. Said misrepresentation was made by Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation for the guidance of the Sachses and Blanton and with the knowledge that the Sachses and Blanton would rely upon the same.

         43. The Sachses justifiably relied upon said misrepresentation when they signed the Promissory Note and Deed of Trust and paid certain loan origination fees. Blanton justifiably relied on the misrepresentation when she deposited the First Check into her trust account and disbursed funds related to the Closing.

         44. The Sachses were harmed by said misrepresentation when they signed the Promissory Note and Deed of Trust without receiving payment therefor and paid Island Mortgage certain loan origination fees.

         45. Blanton was harmed by said misrepresentation when she deposited the First Check into her trust account and disbursed payments therefrom and consequently had to expend personal funds to pay said disbursements.

         46. In obtaining and communicating the information, Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation failed to exercise that care and competence which the Sachses and Blanton were justified in expecting.

         47. The Sachses and Blanton were harmed by the information in the transaction which said information was intended to influence.

         48. Accordingly, Plaintiffs are entitled to recover damages in an amount in excess of $10,000 from Defendant National Settlement Services Corporation for negligent misrepresentation.


                             FOURTH CLAIM FOR RELIEF
                             -----------------------
                     (Unfair and Deceptive Trade Practices)

         49. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 48 of this Complaint.

         50. The acts of Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation complained of herein amount to unfair and deceptive acts or practices under Chapter 75 of the North Carolina General Statutes.

         51. The acts of Island Mortgage Network. Inc., AppOnline.com, Inc., and National Settlement Services Corporation complained of herein were in or affected commerce.

         52. The acts of Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation complained of herein proximately caused actual injury to the Plaintiffs.

         53. Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation willfully engaged in said unfair and deceptive acts or practices and unwarrantedly refused to resolve this matter.

         54. Accordingly, Plaintiffs are entitled to recover damages for unfair and deceptive trade practices or acts from Defendant National Settlement Services Corporation.

         55. Accordingly, pursuant to N.C. Gen. Stat. ss. 75-16, Plaintiffs are entitled to recover treble damages from Defendant National Settlement Services Corporation. Pursuant to N.C.

Gen. Stat. ss. 75-16.1, Plaintiffs are also entitled to recover their attorneys' fees from said Defendant.

                             FIFTH CLAIM FOR RELIEF
                             ----------------------
                               (Injunctive Relief)

         56. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 55 of this Complaint.

         57. Upon information and belief, Matrix currently possesses the Promissory Note and the Deed of Trust. Matrix has demanded that the Sachses pay Matrix pursuant to the terms of the Promissory Note. Should the Court not enjoin Matrix from taking any action to collect upon the Promissory Note or foreclose pursuant to the Deed of Trust, the Sachses will either be forced to pay Matrix even though neither Matrix nor Island Mortgage ever funded the Loan or risk losing their interest in the Property if Matrix attempted a collection or foreclosure based on a bogus Promissory Note and Deed of Trust. The next payment purportedly owed under the Promissory Note is due August 1, 2000. Thus, the Sachses will be immediately and irreparably harmed and will suffer injury, loss, and/or damage.

         58. If Matrix takes some action to collect upon the Promissory Note or foreclose on the Property pursuant to the Deed of Trust, Blanton will lose part or all of the interest in the Property which equity and good conscience demand that she have. Thus, Blanton will be immediately and irreparably harmed and will suffer injury, loss, and/or damage.

         59. Plaintiffs are without adequate remedy at law.

         60. Accordingly, the Sachses are entitled to an Order for temporary, preliminary, and permanent injunctive relief pursuant to Rule 65 of the Federal Rules of Civil Precedure and/or the North Carolina Rules of Civil Procedure (1) enjoining Matrix from any and all actions to collect from Thomas F. Sachse and/or Michelle Sachse any amounts purportedly owed to Matrix under the terms of any document related to the Property, including, but not limited to, the Promissory Note, (2) enjoining Matrix from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deed of Trust, purportedly secured by any interest in the Property, (3) enjoining Matrix from assigning, transferring, or otherwise conveying the Promissory Note, Deed of Trust, or any interest related thereto to anyone or any entity except Blanton, and (4) enjoining Matrix from taking any actions which relate in any way to the Property or instruments related thereto and which could or will adversely affect any credit rating of the Sachses and enjoining said Defendant from offering to anyone any evaluation of or information regarding the Sachses' credit, credit rating, credit history, and/or payments made or not made pursuant to the Promissory Notes.

         61. Accordingly, Blanton is entitled to an Order for temporary, preliminary, and permanent injunctive relief pursuant to Rule 65 of the Federal Rules of Civil Procedure and/or North Carolina Rules of Civil Procedure, (1) requiring Matrix to assign, transfer, or otherwise convey the Promissory Note, the Deed of Trust, and any and all interests that Matrix may purportedly hold in the Property to Blanton immediately, (2) enjoining Matrix from any and all actions to collect from Thomas F. Sachse and/or Michelle Sachse any amounts purportedly owed to Matrix under the terms of any document related to the Property, including, but not limited to, the Promissory Note, (3) enjoining Matrix from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deed of Trust, purportedly secured by any interest in the Property, and (4) enjoining Matrix from assigning, transferring, or otherwise conveying the Promissory Note, Deed of Trust, or any interest related thereto to anyone or any entity except Blanton.

         62. Plaintiffs are entitled to have said Orders made permanent upon a final hearing of this cause.

                             SIXTH CLAIM FOR RELIEF
                             ----------------------
                             (Equitable Subrogation)

         63. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 62 of this Complaint.

         64. Blanton furnished consideration for the encumbrance that Island Mortgage would have obtained on the Property if Island Mortgage had funded the Loan, which it did not, by virtue of the Sachses signing the Promissory Note and Deed of Trust.

         65. Blanton paid said consideration at the instance of the Sachses.

         66. Blanton paid said consideration under circumstances from which an understanding must be implied that the payment of said consideration is to be secured by a first lien on the Property.

         67. Upon information and belief, at the time Matrix purportedly assigned the Promissory Note to itself, Matrix was aware of the fact that Island Mortgage paid no consideration to the Sachses and perpetrated a fraud on the Sachses. Accordingly, Matrix's continued retention of the Promissory Note and Deed of Trust is inequitable and Matrix is unjustly enriched thereby.

         68. Blanton has no adequate remedy at law.

         69. Accordingly, Blanton is entitled to be subrogated to the position of Island Mortgage or any of its purported assignees. Blanton is entitled to a lien with first priority on the Property.

                            SEVENTH CLAIM FOR RELIEF
                            ------------------------
                         (Equitable Lien or Encumbrance)

         70. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 69 of this Complaint.

         71. Blanton furnished consideration for the encumbrance that Island Mortgage would have obtained on the Property if Island Mortgage had funded the Loan, which it did not, by virtue of the Sachses signing the Promissory Note and Deed of Trust.

         72. Blanton paid said consideration under circumstances from which an understanding must be implied that the payment of said consideration is to be secured by a first lien on the Property.

         73. Blanton has no adequate remedy at law.

         74. Upon information and belief, at the time Matrix purportedly assigned the Promissory Note to itself, Matrix was aware of the fact that Island Mortgage paid no consideration to the Sachses and perpetrated a fraud on the Sachses. Accordingly, Matrix's continued retention of the Promissory Note and Deed of Trust is inequitable and Matrix is unjustly enriched thereby.

         75. Accordingly, out of general equitable considerations of right and justice, as applied to the relations of the parties and the circumstances of their dealings, Blanton is entitled to an equitable lien on the legal title to the Property. Said lien should have first priority on the Property.

                             EIGHTH CLAIM FOR RELIEF
                             -----------------------
                              (Constructive Trust)

         76. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 75 of this Complaint.

         77. Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation obtained the Promissory Note and Deed of Trust from the Sachses by fraud. Island Mortgage thereby purportedly obtained legal title to the Property.

         78. Blanton, rather than Island Mortgage, funded the Loan that permitted the Sachses to purchase the Property. Accordingly, she is entitled to hold legal title to the Property while the Sachses repay her, rather than pay Island Mortgage or any of its purported assignees, including Matrix.

         79. Upon information and belief, at the time Matrix purportedly assigned the Promissory Note to itself, Matrix was aware of the fact that Island Mortgage paid no consideration to the Sachses and perpetrated a fraud on the Sachses. Accordingly, Matrix's continued retention of the Promissory Note and Deed of Trust is inequitable.

         80. It is contrary to the principles of equity and good conscience to permit Matrix to retain legal title to the Property and to collect sums due under the Promissory Note or to foreclose on the Property pursuant to the Deed of Trust. If Matrix is permitted to retain legal title to the Property, Matrix will be unjustly enriched.

         81. Blanton has no adequate remedy at law.

         82. Accordingly, Blanton is entitled to an Order from this Court that Matrix hold legal title to the Property in a constructive trust for Blanton's benefit and that Matrix is to convey said title to Blanton.

                             NINTH CLAIM FOR RELIEF
                             ----------------------
                                (Resulting Trust)

         83. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 82 of this Complaint.

         84. Blanton furnished the consideration for Island Mortgage to obtain color of title to the Property. Island Mortgage furnished no consideration in exchange for the Property.

         85. Blanton furnished the consideration during the same transaction in which the Property was purchased. There would have been no funds for the checks disbursed by Blanton for the Loan and Closing-related costs had Blanton not personally funded said checks with her own money.

         86. Upon information and belief, at the time Matrix purportedly assigned the Promissory Note to itself, Matrix was aware of the fact that Island Mortgage paid no consideration to the Sachses and perpetrated a fraud on the Sachses. Accordingly, Matrix's continued retention of the Promissory Note and Deed of Trust is inequitable and Matrix is unjustly enriched thereby.

         87. Blanton has no adequate remedy at law.

         88. Accordingly, a resulting trust on legal title to the Property has arisen. Blanton is entitled to an Order from this Court that Matrix hold legal title to the Property in a resulting trust for her benefit and then convey legal title to the Property to her.

                             TENTH CLAiM FOR RELIEF
                             ----------------------
                   (Cancellation or Rescission of Instruments)

         89. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 88 of this Complaint.

         90. In the alternative, in the event that this Court does not declare that Blanton is subrogated to the position of Island Mortgage and its assignees or that Blanton possesses an equitable lien or encumbrance on the Property, and the Court does not order that Matrix hold the legal title to the Property in constructive trust or resulting trust, Plaintiffs request that the Court declare the Promissory Note and Deed of Trust void. Plaintiffs have no adequate remedy at law.

         91. The Sachses were tricked and deceived into signing the Promissory Note and Deed of Trust by the fraudulent acts of Island Mortgage Network, Inc., AppOnline.com, Inc., and National Settlement Services Corporation as alleged hereinabove.

         92. Accordingly, the Sachses are entitled to have the Promissory Note and Deed of Trust cancelled, rescinded, and/or declared void and Blanton is entitled to an Order from the Court that the Saches execute a new Promissory Note payable to Blanton for the money which she loaned to them and a new Deed of Trust on the Property in favor of Blanton.

                            ELEVENTH CLAIM FOR RELIEF
                            -------------------------
                               (Punitive Damages)

         93. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 92 of this Complaint.

         94. As alleged hereinabove, Defendant National Settlement Services Corporation is liable to Plaintiffs for compensatory damages.

         95. As alleged hereinabove, Defendant National Settlement Services Corporation perpetrated a fraud on Plaintiffs and engaged in malicious, willful, and wanton conduct.

         96. Accordingly, Plaintiffs are entitled to recover punitive damages from Defendant National Settlement Services Corporation pursuant to N.C. Gen. Stat. SS. lD-1, et seq.

                            TWELFTH CLAIM FOR RELIEF
                            ------------------------
                         (Third-Party Beneficiary Claim)

         97. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 96 of this Complaint.

         98. State Bank contracted with National, and, pursuant to said contract, State Bank promised to maintain a legitimate checking account for the benefit of National and the payees of checks written by National and drawn from said account.

         99. The First Check, Second Check, and Third Check were made payable to Blanton. Consequently, as a payee of the aforementioned account, Blanton was an intended beneficiary of State Bank's promise to pay checks on National's accounts.

         100. The payment of the First Check, Second Check, or Third Check were intended to satisfy an obligation of National to pay money to Blanton as closing attorney for the Sachses.

         101. State Bank knew that third-party payees, including Plaintiffs, relied on the bank holding itself out as a legitimate bank having legitimate customers. State Bank knew that National was not using its checking account in a legitimate manner. In fact, upon information and belief, National had a pattern and practice of ordering stop-payments in a manner which should have alerted the bank to close the account. State Bank failed and refused to close the account, instead misrepresenting to Plaintiffs and other payees that the account was legitimate when, in fact, it was not.

         102. Accordingly, as an intended third-party beneficiary of the contract between State Bank and National, Blanton is entitled to recover damages from State Bank and State Bancorp, Inc. in an amount in excess of $10,000 as a result of the breach of said promise.

                           THIRTEENTH CLAIM FOR RELIEF
                           ---------------------------
           (Negligent Misrepresentation by State Bank of Long Island)

         103. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 102 of this Complaint.

         104. Upon information and belief, State Bank that during the month of June, 2000, and perhaps earlier, National engaged in a pattern and practice of ordering stop-payments on otherwise legitimate checks drawn from a checking account that National had with State Bank. Included among said checks were the First Check, Second Check, and Third Check.

         105. State Bank continued to permit National to write checks from said checking account and took no action to stop National's use of the account to defraud others or to inform others, including any regulatory authorities of the wrongful acts of National. In so doing, State Bank negligently misrepresented to Plaintiffs that National had a legitimate account.

         106. Said misrepresentation was made in the course of State Bank's business.

         107. Said misrepresentation was made for the guidance of the Sachses and Blanton. State Bank knew or should have known that the Sachses and Blanton would rely on the same.

         108. The Sachses justifiably relied upon said misrepresentation when they signed the Promissory Note and Deed of Trust and paid certain loan origination fees. Blanton justifiably relied on the misrepresentation when she deposited the First Check into her trust account and disbursed funds related to the Closing.

         109. The Sachses were harmed by said misrepresentation when they signed the Promissory Note and Deed of Trust without receiving payment therefor and paid Island Mortgage certain loan origination fees.

         110. Blanton was harmed by said misrepresentation when she deposited the First Check into her trust account and disbursed payments therefrom and consequently had to expend personal funds to pay said disbursements.

         111. In obtaining and communicating the aforementioned information, State Bank failed to exercise that care and competence which Plaintiffs were justified in expecting.

         112. Plaintiffs were harmed by the aforementioned misrepresented information in the transaction which said information was intended to influence.

         113. Accordingly, Plaintiffs are entitled to recover damages from State Bank and State Bancorp., Inc. in an amount in excess of $10,000 for State Bank's negligent misrepresentation.

                           FOURTEENTH CLAIM FOR RELIEF
                           ---------------------------
            (Aiding and Abetting Fraud. Negligent Misrepresentation.
                    and Unfair and Deceptive Trade Practices)

         114. Plaintiffs reallege and incorporate herein by reference paragraphs 1 through 113 of this Complaint

         115. As alleged hereinabove, Island Mortgage, AppOnline.com, Inc., and National perpetrated a fraud, made negligent misrepresentations, and engaged in conduct which amounted to unfair and deceptive trade practices.

         116. At all times complained of herein, State Bank knew that Island Mortgage, Apponline.com, Inc., and National were perpetrating frauds, committing negligent misrepresentations, and engaging in conduct which amounted to unfair and deceptive trade practices.

         117. At all times complained of herein, State Bank substantially assisted Island Mortgage, Apponline.com, Inc., and National in the perpetration of frauds, making of negligent misrepresentations, and unfair and deceptive trade practices.

         118. State Bank's conduct thereby proximately caused Plaintiffs to sustain damages in an amount in excess of $l0,000.00.

         119. Accordingly, Plaintiffs are entitled to recover damages from State Bank and State Bancorp, Inc. in the amount in excess of $10,000.00 for aiding and abetting fraud, negligent misrepresentations, and unfair and deceptive trade practices.






                                PRAYER FOR RELIEF
                                -----------------

         WHEREFORE, Plaintiffs pray that the Court:

         1. Pursuant to Rule 65 of the Federal Rules of Civil Procedure and/or North Carolina Rules of Civil Procedure, immediately grant a Restraining Order without notice or hearing, upon Plaintiffs posting a sufficient bond therefor,
(1) enjoining Matrix from any and all actions to collect from Thomas F. Sachse and/or Michelle Sachse any amounts purportedly owed to Matrix under the terms of any document related to the Property, including, but not limited to, the Promissory Note, (2) enjoining Matrix from any and all actions to foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deed of Trust, purportedly secured by any interest in the Property, (3) enjoining Matrix from assigning, transfernng, or otherwise conveying the Promissory Note, Deed of Trust, or any interest related thereto to anyone or any entity except Blanton, and (4) enjoining Matrix from taking any actions which relate in any way to the Property or instruments related thereto and which could or will adversely affect any credit rating of the Sachses and enjoining said Defendant from offering to anyone any evaluation of or information regarding the Sachses' credit, credit rating, credit history, and/or payments made or not made pursuant to the Promissory Notes.

         2. Pursuant to Rule 65 of the Federal Rules of Civil Procedure and/or the North Carolina Rules of Civil Procedure, immediately grant a Restraining Order without notice or hearing, upon Plaintiffs posting a sufficient bond therefor, (1) requiring Matrix to assign, transfer, or otherwise convey the Promissory Note, the Deed of Trust, and any and all interests that it may purportedly hold in the Property to Blanton immediately, (2) enjoining Matrix from any and all actions to collect from Thomas F. Sachse and/or Michelle Sachse any amounts purportedly owed to Island Mortgage or Matrix under the terms of any document related to the Property, including, but not limited to, the Promissory Note, (3) enjoining Matrix from any and all actions to collect or foreclose on or otherwise take or seize the Property or any portion thereof pursuant to any document, including, but not limited to, the Deed of Trust, purportedly secured by any interest in the Property, and (4) enjoining Matrix from assigning, transferring, or otherwise conveying the Promissory Note, Deed of Trust, or any interest related thereto to anyone or any entity except Blanton;

         3. Pursuant to Rule 65 of the Federal Rules of Civil Procedure and/or North Carolina Rules of Civil Procedure, immediately grant a Restraining Order without notice or hearing, upon Plaintiffs posting a sufficient bond therefor, requiring Matrix to assign, transfer, or otherwise convey the Promissory Note, the Deed of Trust, and any and all interests that Matrix may purportedly hold in the Property to Blanton immediately;

         4. Convert said Restraining Order into a preliminary injunction and make said Restraining Order permanent upon a final hearing of this cause;

         5. Order that Matrix hold whatever interest it may have in the Property in constructive trust or resulting trust for the benefit of Blanton and that Matrix convey the Promissory Note and Deed of Trust to Blanton immediately;

         6. Declare that Blanton is equitably subrogated to the position of the lender and lienholder under the same terms and conditions as are provided in the Promissory Note and Deed of Trust;


         7. Declare that Blanton possesses an equitable lien on the Property entitling her to first priority as a lienholder;

         8. In the alternative, void, cancel, and rescind the Deed of Trust and Promissory Note, and order that the Sachses execute a new promissory note payable to Blanton for the amount that she has loaned to them and a new deed of trust on the Property in favor of Blanton;

         9. Order that the Sachses have and recover damages in an amount in excess of $10,000 for breach of contract from Defendant National Settlement Services Corporation;

         10. Order that Plaintiffs have and recover damages for fraud in an amount in excess of $10,000 from Defendant National Settlement Services Corporation;

         11. Order that Plaintiffs have and recover damages for negligent misrepresentation in an amount in excess of $l0,000 from Defendant National Settlement Services Corporation;

         12. Order that Plaintiffs have and recover damages for unfair and deceptive trade practices in an amount in excess of $10,000 and treble damages pursuant to N.C. Gen. Stat. SS. 75-16 from Defendant National Settlement Services Corporation;

         13. Order that Plaintiffs have and recover their attorneys' fees pursuant to N.C. Gen. Stat. SS. 75-16.1 from Defendant National Settlement Services Corporation;

         14. Order that Plaintiffs have and recover punitive damages pursuant to N.C. Gen. Stat. SS. lD-1, et seq., from Defendant National Settlement Services Corporation;

         15. Order that Plaintiffs have and recover damages from the State Bank of Long Island and State Bancorp., Inc. for breach of the duties State Bank owed to Plaintiffs as third-party contract beneficiaries in an amount in excess of $10,000;

         16. Order that Plaintiffs have and recover damages from the State Bank of Long Island and State Bancorp., Inc. for negligent misrepresentation in an amount in excess of $10,000;

         17. Order that Plaintiffs have and recover damages from State Bank of Long Island and State Bancorp, Inc. an amount in excess of $10,000.00 for aiding and abetting the fraud, negligent misrepresentations, and unfair and deceptive trade practices of Island Mortgage Network, Inc., AppOnlinecom. Inc., and National Settlement Services Corporation;

         18. Order that all issues triable by jury be so tried;

         19. Order that Plaintiffs have and recover the costs of this action;

         20. Award such other and further relief as the Court deems proper;
and

         21. Stay all matters with respect to the Defendants who have filed petitions for bankruptcy.


         This the ____ day of July, 2000.

                                       _________  , 2001.


                                       RABINOWITZ, TRENK, LUBETKIN & TULLY, P.C.




                                       Joseph J. DiPasquale
                                       JD 3330
                                       200 Executive Drive, Suite 225
                                       West Orange, NJ 07052-3303
                                       (973) 243-8600
                                       Attorneys for Plaintiffs

OF COUNSEL:

Margaret Shea Burnham
Thomas G. Hooper
ADAMS KLEEMEIER HAGAN HANNAH & FOUTS
A Professional Limited Liability Company
Lake Point
701 Green Valley Road, Suite 100
Post Office Box 3463
Greensboro, NC 27402
(336) 373160



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